UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.__)

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Kezar Life Sciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 1, 2021

KEZAR LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38542	47-3366145
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 Shoreline Court, Suite 300 South San Francisco, California (Address of principal executive offices)		94080 (Zip Code)

Registrant's telephone number, including area code: (650) 822-5600

Not Applicable

(Former name or former address, if changed since last report.)

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	KZR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

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Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of a Director.

Effective June 1, 2021, the Board of Directors (the “Board”) of Kezar Life Sciences, Inc. (the “Company”) appointed Micki Klearman, M.D. to the Board as a Class II director, to serve until the Company’s 2023 annual meeting of stockholders and until her successor is duly elected and qualified, or her earlier resignation or removal.

Pursuant to the Company’s Non-Employee Director Compensation Policy (the “Policy”), Dr. Klearman will receive annual cash compensation in the amount of $35,000 for her Board service. Such amounts will be paid quarterly and pro-rated for 2021. The Company will also reimburse Dr. Klearman for travel expenses incurred in connection with her attendance at Board meetings. On June 1, 2021, Dr. Klearman was granted an initial one-time option to purchase 52,000 shares of the Company’s common stock (the “Option”). Subject to Dr. Klearman’s continued service on the Board, the Option will vest in equal monthly amounts over three years. In accordance with the Policy, as may be amended from time to time, Dr. Klearman will also be eligible to receive an annual option award to purchase shares of the Company’s common stock, subject to Dr. Klearman’s continued service on the Board.

As of the time of the filing of this Current Report on Form 8-K, the Board has not determined the committees, if any, to which Dr. Klearman will be appointed. If Dr. Klearman is appointed to serve on a committee of the Board, she will be entitled to additional cash compensation under the Policy in connection with such service.

There were no arrangements or understandings between Dr. Klearman and any other persons pursuant to which she was selected as a director, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission between Dr. Klearman and the Company required to be disclosed herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEZAR LIFE SCIENCES, INC.

By:	/s/ Marc L. Belsky
Marc L. Belsky
Chief Financial Officer and Secretary

Dated:  June 1, 2021